EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Allegheny Energy Supply Company, LLC of our reports dated February 12, 2001 relating to the financial statements and financial statement schedule of Allegheny Energy Supply Company, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
January 8, 2002